Exhibit 10(zz)

AptivSolutions™

Project Agreement Number: 01

Client Project Number: CSCI-7027

This Project Agreement is made and entered into on 19 March 2013 the Effective Date, by and between **CEL-SCI Corporation**, with offices at 8229 Boone Boulevard, Suite 802, Vienna, VA 22182 USA (hereinafter referred to as "Client" or "CEL-SCI") and **Aptiv Solutions, Inc.**, together with its Affiliates, with offices at 1925 Isaac Newton Square, Suite 100, Reston, Virginia 20190, USA (hereinafter referred to as "Aptiv Solutions").

WHEREAS, Client and Aptiv Solutions have entered into that certain Master Services Agreement dated 19 March 2013 (hereinafter referred to as the "Agreement"); and

WHEREAS, pursuant to the Agreement, Aptiv Solutions has agreed to perform certain Services in accordance with Project Agreements from time to time entered into by the Parties, as more fully provided in Section 2 of the Agreement, and Client and Aptiv Solutions now desire to enter into such a Project Agreement.

WHEREAS, Aptiv Solutions and Client desire that Aptiv Solutions provide certain Services in support of the ongoing study: **"A Phase III, Open-label, Randomized, Multi-center Study of the Effects of Leukocyte Interleukin Injection [Multikine®] Plus Standard of Care (Surgery + Radiotherapy or Surgery + Concurrent Chemoradiotherapy) in Subjects with Advanced Primary Squamous Cell Carcinoma of the Oral Cavity / Soft Palate Versus Standard of Care Only"**, (the "Study").

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereby agree as follows:

1. Project Specifications. Aptiv Solutions will perform the services described in the Project Specifications, attached hereto as Appendix A, in accordance with the Project Schedule, attached hereto as Appendix B and any other documents attached to this Project Agreement ("Services").

2. Compensation. For performance of these Services, Client will pay to Aptiv Solutions the amounts described in the Budget for Services and Pass-Through Budget set forth in Appendix C, which amounts will be payable pursuant to the Payment Schedule set forth in Appendix D.

2.1. A payment plan inclusive of a down payment element based on the budget estimate, inclusive of Pass Through Expenses will be included in the Payment Schedule. The down payment is considered as an advance payment and shall be taken into account with the final payment(s) upon completion of the Services.

2.2. Down payment invoices are due immediately upon signature of this Project Agreement. All payments are to be made in accordance with the Agreement and due within thirty (30) days of invoice date.

3. Designated Contact Person. The Aptiv Solutions Project Manager who will oversee the Services in accordance with the Master Agreement, is:

Stefan Kuptz, PhD,
Senior Project Director
Stefan.Kuptz@aptivsolutions.com
+49 6222 3045640

1 {00011965}

AptivSolutions

4. Term and Termination. The term of this Project Agreement will commence upon its execution by Aptiv Solutions and Client and will continue until completion of the Services described in Appendix A, provided, however, that either Party may terminate this Project Agreement in accordance with Section 4, Term and Termination, of the Agreement.

5. Incorporation by Reference; Conflict. The provisions of the Agreement are hereby expressly incorporated by reference into and made a part of this Project Agreement. In the event of a conflict between the terms and conditions of this Project Agreement and those of the Agreement, the terms of the Agreement will take precedence and control; provided however, in event of conflicts between the Project Agreement and the Agreement, Sections 3.0 Payment, 4.0 Term and Termination, the Project Agreement shall control.

IN WITNESS WHEREOF, the parties have hereunto signed this Project Agreement effective as of the day and year first written above.

Aptiv Solutions, Inc.	**CEL-SCI Corporation**
[signature]	[signature]
Authorized Signature	Authorized Signature
Patrick K. Donnelly	Geert Kersten
Name	Name
Chairman & CEO	CEO
Title	Title
March 22, 2013	March 24 2013
Date	Date

List of Appendices

Appendix A: Project Specifications
Appendix B: Project Schedule
Appendix C: Budget for Services and Pass-Through Budget
Appendix D: Payment Schedule

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Appendix A, B, C, and D has been omitted based upon a request for confidential treatment filed with the Securities and Exchange Commission. Appendix A, B, C, and D has been filed with the Securities and Exchange Commission with the request for confidential treatment

AMENDMENT #01_
to
Project Agreement No 01,

Client Project Number: CSCI-7027

THIS AMENDMENT #01 (“Amendment #01”), dated July 30, 2013 (the “Effective Date”), is by and between CEL-SCI Corporation, with offices at 8229 Boone Boulevard, Suite 802, Vienna, VA 22182 USA (hereinafter referred to as “Client”) and Aptiv Solutions, Inc., together with its Affiliates, with offices at 1925 Isaac Newton Square, Suite 100, Reston, Virginia 20190, USA (hereinafter referred to as “Aptiv Solutions”).

W I T N E S S E T H:

WHEREAS, under the terms of a certain Master Services Agreement (the “Agreement”), dated 19 March 2013 by and between the parties, Client agreed to retain Aptiv Solutions, and Aptiv Solutions agreed to be retained by Client, to perform the Services as more particularly described in the Agreement pursuant to the terms of Project Agreements to be issued from time to time;

WHEREAS, the Parties have entered into Project Agreement No. 01 pursuant to the terms of the Agreement; and

WHEREAS, the Parties hereto have entered into certain additional agreements with respect to modification of the Project Agreement, and which they desire to memorialize in this Amendment #01;

NOW, THEREFORE, in consideration of the premises and of the following mutual promises, covenants and conditions hereinafter set forth, the parties hereto agree as follows:

1.	Budget for Services and Pass-Through Budget. Therefore, the following changes to the Agreement are hereby made:

a.
Budget for Services and Pass-Through Budget, attached to the Agreement as Appendix C, is hereby updated with additional Pass Through Costs as detailed in Amendment Appendix A attached hereto and incorporated herein by reference.

2. Ratification of Balance of Agreement. In all other respects, the terms of the Project Agreement are hereby ratified and affirmed by each of the parties hereto.

3. Headings. The headings in this Amendment #01 are for convenience of reference only and will not affect its interpretation.

IN WITNESS WHEREOF, the parties hereto, each by a duly authorized representative, have executed this Amendment #01 as of the date first written above.

APTIV SOLUTIONS, INC.	CEL-SCI CORPORATION

/s/Michael McKelvey	/s/ Geert R. Kersten
Authorized Signature	Authorized Signature

Executive Vice President and Chief Operations Officer	Chief Executive Officer
Title	Title

July 31, 2013	July 31, 2013
Date	Date
List of Appendices:

Amendment Appendix A: Amended Budget for Services and Pass-Through Budget

Amendment Appendix A: Amended Budget for Services and Pass-Through Budget

ADDITIONAL ESTIMATED PASS-THROUGH COSTS	USD
MD Anderson	924,832
ICON - Medical Imaging	1,757,838
Total (This Amendment 01)	2,682,670

SUMMARY OF ESTIMATED PASS-THROUGH COSTS	USD
Original Agreement (PA01)	1,638,650
This Amendment 01	2,682,670
Total	4,321,320

Summary of TOTAL including Aptiv Solutions costs + pass-through costs	USD
Original Agreement (PA01)	15,594,282
This Amendment 01	2,682,670
Total	18,276,952

AMENDMENT #02

Project Agreement No 01,
Cli ent Project Number: CSCl-7027
THIS AMENDMENT #02 ("Amendment #02"), dated January 28, 2014 (the "Effective Date"), is by and between CEL-SCI Corporation, with offices at 8229 Boone Boulevard, Suite 802, Vienna, VA 22182 USA (hereinafter referred to as "Client") and Aptlv Solutions, Inc., together with its Affiliates, with offices at 1925 Isaac Newton Square, Suite 100, Reston, Virginia 20190, USA (hereinafter referred to as "Aptiv Solutions").
W I T N E S S E T H:
WHEREAS, under the terms of a certain Master Services Agreement (the "Agreement"), dated 19 March 2013 by and between the parties, Client agreed to retain Aptiv Solutions, and Aptiv Solutions agreed to be retained by Client, to perform the Services as more particularly described in the Agreement pursuant to the terms of Project Agreements to be issued from time to time;
WHEREAS, the Parties have entered into Project Agreement No. 01 pursuant to the terms of the Agreement; and
WHEREAS, the Parties hereto have entered into certain additional agreements with respect to modification of the Project Agreement, and which they desire to memorialize in this Amendment #02;
NOW, THEREFORE, in consideration of the premises and of the following mutual promises, covenants and conditions hereinafter set forth, the parties hereto agree as follows:
1. Budget for Services and Pass-Through Budget. Therefore, the following changes to the Agreement are hereby made:
a.
Budget for Services and Pass-Through Budget, attached to the Agreement as Appendix C, is hereby updated with additional Pass Through Costs as detailed in Amendment Appendix A attached hereto and incorporated herein by reference.

b.	All Change Order Items will be invoiced on a monthly basis as work is completed. All costs are estimates (other than Fixed Costs); Client will be invoiced only for actual work completed.

2. Ratification of Balance of Agreement. In all other respects, the terms of the Project Agreement are hereby ratified and affirmed by each of the parties hereto.

3. Headings. The headings in this Amendment #02 are for convenience of reference only and will not affect its interpretation.

IN WITNESS WHEREOF, the parties hereto, each by a duly authorized representative, have executed this Amendment #02 as of the date first written above.
APTIV SOLUTIONS, INC.	CEL-SCI CORPORATION

/s/Michael McKelvey	/s/ Geert R. Kersten
Authorized Signature	Authorized Signature

Executive Vice President and Chief Operations Officer	Chief Executive Officer
Title	Title

February 11, 2014	February 11, 2014
Date	Date

List of Appendices:

Amendment Appendix A: Amended Budget for Services and Pass-Through Budget.

Amendment Appendix A: Amended Budget for Services and Pass-Through Budget

The Assumptions used in the ICON Medical Imaging ("ICON") original Scope of Work signed and dated 15 October 2010 have changed as follows:

SUMMARY OF CHANGES:
●	ICON's involvement will continue until 07 September 2018. Therefore, the following unit counts shall increase:
o	Study Coordination
o	Project Teleconferences - Project Manager
o	Database Administration & Reporting
o	IT & Archival Storage Space
o	Data Reconciliation
● The number of sites shall increase by 61 for a revised total of 126 sites.
o Due to the increase in sites, the following unit costs have increased:
•	General Site Support
•	Partial Expansion to Patient Randomization
•	Estimated Pass Through Shipping Costs
o Due to the increase in sites, the following unit counts shall increase:
•	Preparation, QC and Delivery of Materials to Sites
•	Site Imaging Manual Training Call
•	Site Technical Evaluations Forms (Phone/Fax)
●	A US Investigator Meeting and Preparation shall be added along with related pass through associated with travel
●	The following 3 documents shall be updated:
o	Standard Read: Charter Update
o	Data Delivery Specifications
o	System Requirement Specifications

The additional costs are summarized below: